EXHIBIT 24

HUBBELL INCORPORATED
POWER OF ATTORNEY TO SIGN REPORTS ON FORMS 3, 4 AND 5

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned in his capacity as set forth below, hereby constitutes and appoints AN-PING HSIGH and MEGAN C. PRENETA, and each of them severally, his true and lawful attorneys and agents with power to act with or without the other to execute on behalf of the undersigned Reports on Form 3, Form 4 or Form 5, and any amendments thereto, filed under Section
16(a) of the Securities Exchange Act of 1934 and relating to securities of
Hubbell Incorporated.  This Power of Attorney shall continue in full force and effect until any recipient hereof receives an instrument executed by the undersigned terminating it.

	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is
Hubbell Incorporated assuming, any of the undersigned responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	IN WITNESS WHEREOF, the undersigned has subscribed these presents this 24th day of January, 2014.

/s/ Gerben Bakker
    Gerben Bakker


STATE OF CONNECTICUT	)
			) SS:	Shelton
COUNTY OF FAIRFIELD	)

	On this 24th day of January, 2014, Gerben Bakker personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Patricia S. Webster
    Patricia S. Webster
    Notary Public
    My Commission Expires Nov. 30, 2016